UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 26, 2006

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On Tuesday, September 26, 2006, Denny's Inc. and Denny's Realty, LLC, affiliated entities of Denny's Corporation (“Denny's”), completed and closed the previously announced transaction to sell to National Retail Properties, Inc. (NYSE:NNN), a real estate investment trust, certain of its franchisee-operated Denny's restaurant properties. A total of 60 properties were included in the closing, for a cash purchase price of approximately $62 million. The sale of up to an additional 6 properties may hereafter close, subject to certain conditions, under the terms of the master purchase agreement for the transaction, a copy of which, along with the Company’s press release announcing the closing, is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

* Exhibit 2.1 -- Master Purchase Agreement and Escrow Instructions between Denny’s, Inc., Denny’s Realty, LLC and National Retail Properties, Inc. dated September 8, 2006

   Exhibit 99.1 -- Press release issued by Denny's Corporation on September 28, 2006.

________

* Attachments to this agreement have not been included with this exhibit, pursuant to the provisions of Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: September 28, 2006	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Senior Vice President and
Chief Financial Officer